Exhibit 5.1
[Letterhead of Shearman & Sterling LLP]
May 30, 2013
The Board of Directors
Quest Diagnostics Incorporated
3 Giralda Farms
Madison, New Jersey 07940

Ladies and Gentlemen:

We have acted as counsel to Quest Diagnostics Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of one or more series of debt securities of the Company (the “Debt Securities”). The offering of the Debt Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
The Debt Securities will be issued in one or more series pursuant to an indenture, dated as of June 27, 2001 (the “Base Indenture”), among the Company, the Subsidiary Guarantors (as defined therein) party thereto and The Bank of New York Mellon (formerly, “The Bank of New York”), as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of June 27, 2001, among the Company, the Initial Subsidiary Guarantors (as defined therein) party thereto as guarantors, and the Trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among the Company, the Additional Subsidiary Guarantor (as defined therein) party thereto and the Trustee, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a sixth supplemental indenture, dated as of October 31, 2005, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a seventh supplemental indenture, dated as of November 21, 2005, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by an eighth supplemental indenture, dated as of July 31, 2006, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a ninth supplemental indenture, dated as of September 30, 2006, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a tenth supplemental indenture, dated as of June 22, 2007, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by an eleventh supplemental indenture, dated as of June 22, 2007, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a twelfth supplemental indenture, dated as of June 25, 2007, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a thirteenth supplemental indenture, dated as of November 17, 2009, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fourteenth supplemental indenture, dated as of March 24, 2011, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, and as further supplemented by a fifteenth supplemental indenture, dated as of November 30, 2011, among the Company, the Additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee (collectively, the “Indenture”).
In that connection, we have reviewed originals or copies of the following documents:

(a)	The Indenture; and

(b)	A specimen of the Debt Securities.

The documents described in the foregoing clauses (a) and (b) of this paragraph are collectively referred to herein as the “Opinion Documents”.
We have also reviewed the following:

(a)	The Registration Statement;

(b)	The Prospectus; and

(c)
Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents we have assumed:
(a)    The genuineness of all signatures.

(b)    The authenticity of the originals of the documents submitted to us.

(c)    The conformity to authentic originals of any documents submitted to us as copies.

(d)    As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)    That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)    That:

(i)The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)	contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)	result in any conflict with or breach of any agreement or document binding on it.

(ii)No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Opinion Documents to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.
“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents and for purposes of our assumptions in paragraph (f) above, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1.The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.    When (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved and (iii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:
(a)    Our opinions are subject to the effect of any applicable bankruptcy, insolvency,
reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws     relating to fraudulent transfers).

(b)    Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)    Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Shearman & Sterling LLP